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                                                                     Exhibit 4.2

                        FORM OF 6.5% SENIOR NOTE DUE 2011

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR THE NOMINEE OF A DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION, TO STEELCASE INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.11 OF THE INDENTURE, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF DTC OR TO A SUCCESSOR DEPOSITARY SELECTED AND APPROVED BY THE COMPANY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

                                 STEELCASE INC.

                            6.5% Senior Note Due 2011

                                                             CUSIP NO. 858155AC8
                                                           ISIN NO. US858155AC83

No. 01                                                          $250,000,000

      STEELCASE INC., a corporation duly organized and existing under the laws of Michigan (herein called the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of $250,000,000 (TWO HUNDRED FIFTY MILLION U.S. DOLLARS) on August 15, 2011, and to pay interest thereon from August 7, 2006 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on February 15 and August 15 in each year, commencing on February 15, 2007 at the rate of 6.5% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the regular

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record date for such interest, which shall be the immediately preceding February
1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest that is not so punctually paid or duly provided for shall forthwith cease to be payable to the holder on such regular record date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date for the payment of such Defaulted Interest to be fixed by the Trustee which special record date shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after receipt by the Trustee of the notice of proposed payment, notice of which shall be given to holders of Securities of this series not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

      Payments of interest on this Security shall include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Security shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then payment of the interest payable on such date shall be made on the next succeeding day that is a Business Day, with the same force and effect as if made on the date the payment was originally payable.

      The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where this Security may be surrendered for registration of transfer or exchange and an office or agency where this Security may be presented for payment or for exchange. The Company has initially appointed J.P. Morgan Trust Company, National Association as its Registrar, Transfer Agent and Paying Agent. On the date hereof, the office of the Registrar, Transfer Agent and Paying Agent is located at 4 New York Plaza, 1st Floor, New York, New York 10004. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent, Transfer Agent or Registrar, to appoint additional or other Paying Agents or other Registrars and to approve any change in the office through which any Paying Agent, Transfer Agent or Registrar acts. The principal of and interest on this Security shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date) shall be made, subject to such surrender where applicable, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

      The Notes (as defined on the reverse hereof) shall be senior unsecured obligations of the Company and shall rank equally in right of payment with all of the other senior unsecured and unsubordinated indebtedness of the Company from time to time outstanding. The Notes shall rank senior to any subordinated indebtedness of the Company.

                                      F-2

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      REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET
FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

      Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                                      F-3

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      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

      Dated: August 7, 2006

                                        STEELCASE INC.

                                        By:
                                            --------------------------------
                                        Name:  James P. Keane
                                        Title: Senior Vice President, Chief
                                               Financial Officer

Attest:

__________________________
Name: Liesl A. Maloney
Title: Senior Corporate Counsel and Assistant Secretary

[Seal of Steelcase Inc.]

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Trustee's Certificate Of Authentication This is one of the Securities of the
series designated therein referred to in the within-mentioned Indenture.

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By: _____________________________
Authorized Signatory

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                             [REVERSE SIDE OF NOTE]

This Security is one of a duly authorized issue of Securities of the Company issued and issuable in one or more series under an Indenture dated as of August 7, 2006 (the "Indenture"; capitalized terms used and not defined herein shall have the meaning ascribed to such terms in the Indenture), between the Company and J.P. Morgan Trust Company, National Association, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. This Security is one of the series of Securities of the Company issued pursuant to the Indenture and designated as "6.5% Senior Notes due 2011" (the "Notes"), initially limited in aggregate principal amount to $250,000,000. The Company may, from time to time, without the consent of the holders of the Notes, issue additional Securities under the Indenture having the same terms as the Notes in all respects, except for the issue date, issue price and the initial interest payment date, and additional Securities shall be consolidated and form a single series with the Notes.

NOTES IN DEFINITIVE FORM

This Security is exchangeable in whole or from time to time in part for Notes of this series in definitive registered form only as provided herein and in the Indenture. If (1) at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, (2) an Event of Default has occurred and is continuing with regard to the Notes represented by this Security or (3) the Company determines that this Security shall no longer be represented by a Global Security and executes and delivers to the Trustee an Officers' Certificate evidencing such determination, this Security shall be exchangeable for Notes of this series in definitive registered form, provided that the definitive Notes so issued in exchange for this Security shall be in denominations of $1,000 and any integral multiple of $1,000 in excess thereof, without coupons, and in an aggregate principal amount equal to the principal amount of this Security to be exchanged. Except as provided above, owners of beneficial interests in this Security shall not be entitled to have Notes registered in their names, shall not receive or be entitled to physical delivery of Notes in definitive registered form and shall not be considered the holders thereof for any purpose under the Indenture.

DEFAULT

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

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AMENDMENT AND MODIFICATION

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also permits the holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Security shall be conclusive and binding upon such holder and upon all future holders of this Security and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

OPTIONAL REDEMPTION OF THE NOTES

The Notes shall be redeemable, in whole or in part, at the Company's option at any time (a "Redemption Date"). The redemption price (the "Redemption Price") will be equal to the greater of (i) 100% of the principal amount of any Notes being redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 25 basis points. In addition, in each case, accrued and unpaid interest, if any, will be paid to the Redemption Date.

Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered holders as of the close of business on the relevant record date in accordance with the Notes and the Indenture.

The Company will mail notice of any redemption at least 30 days, but not more than 60 days, before the Redemption Date to each registered holder of the Notes to be redeemed. Once the notice is mailed, the Notes called for redemption will become due and payable on the Redemption Date and at the applicable Redemption Price, plus accrued and unpaid interest to the Redemption Date.

On and after the Redemption Date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Company defaults in the payment of the Redemption Price and accrued interest). On or before the Redemption Date, the Company will deposit with a paying agent (or the Trustee) money sufficient to pay the Redemption Price of and accrued interest on the Notes to be redeemed on that date. If less than all of the Notes are to be redeemed, and the Notes are Global Securities, the Notes to be redeemed will be selected by the DTC in accordance with its standard procedures. If the Notes to be redeemed are not Global Securities then held by the DTC,

                                      R-2

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the Notes to be redeemed will be selected by the Trustee by a method the Trustee deems to be fair and appropriate.

As used above:

"Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt notes of comparable maturity to the remaining term of the Notes.

"Comparable Treasury Price" means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee is provided with fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations or (C) if only one Reference Treasury Dealer Quotation is received, such quotation.

"Reference Treasury Dealer" means (A) any of the initial purchasers (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of those entities ceases to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute for those entities another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by us.

"Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us and the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

"Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

SINKING FUND

The Notes shall not be subject to any sinking fund or analogous provision.

REPURCHASE AT THE OPTION OF HOLDERS

The Notes shall be subject to repurchase at the option of the holders upon the occurrence of a Change in Control Triggering Event, as provided in Section 4.07 of the Indenture.

                                      R-3

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MISCELLANEOUS

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

Any money that the Company deposits with the Trustee or any Paying Agent or that the Company holds in trust for the payment of principal or any interest on this Note that remains unclaimed for two years after the date upon which the principal and interest are due and payable, shall be repaid to the Company on May 31 of each year or (if then held by the Company) discharged from the trust. After that time, unless otherwise required by mandatory provisions of any unclaimed property law, the holder of this Security shall be able to seek any payment to which such holder may be entitled to collect only from the Company.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender for transfer of this Security at the office or agency of the Company designated for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company or the Registrar and duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of the same series as the Security presented for a like aggregate amount, shall be issued to the designated transferee or transferees. No service charge shall be made for any such exchange or registration of transfer, but the Company shall require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, any Paying Agent and the Registrar may deem and treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Registrar, and none of the Company, the Trustee, any Paying Agent or the Registrar shall be affected by notice to the contrary.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

No recourse shall be had for payment of the principal of or interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any

                                      R-4

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assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

THIS SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                      R-5